PRESS RELEASE

Contact Information:
TXO Partners
Brent W. Clum
Co-CEO & CFO
817.334.7800
ir@txopartners.com

Release Date:
May 19, 2025

TXO PARTNERS, L.P. ANNOUNCES FULL EXERCISE AND CLOSING OF UNDERWRITERS’ OPTION

FORT WORTH, TX – May 19, 2025 – TXO Partners, L.P. (NYSE: TXO) (“TXO”) today announced the full exercise of the underwriters’ option to purchase an additional 1,750,000 of our common units representing limited partner interests in TXO (the “common units”) at a price to the public of $15.00 per common unit, less underwriting discounts and commissions. The exercise of the underwriters’ option closed on May 19, 2025.

TXO expects to receive net proceeds of approximately $23.9 million from this option exercise, after deducting underwriting discounts and commissions. TXO intends to use the net proceeds from the option exercise to fund a portion of the cash consideration for the previously announced asset acquisition from White Rock Energy, LLC, a portfolio company of Quantum Capital Group (the “Acquisition”). Pending the closing of the Acquisition, and in the event that the Acquisition is not completed, the proceeds from the option exercise will be used to repay the outstanding borrowings under TXO’s revolving credit facility and for general partnership purposes.

Raymond James and Stifel are acting as joint book-running managers for the offering. Capital One Securities, Mizuho, and Texas Capital Securities are also acting as joint book-running managers for the offering. The offering is being made pursuant to a combined prospectus with respect to two effective shelf registration statements, filed by TXO with the Securities and Exchange Commission (“SEC”). The offering of these securities may be made only by means of the prospectus supplement and the accompanying base prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. When available, a copy of the prospectus supplement may be obtained from any of the following sources:

Raymond James & Associates, Inc.
Attention: Syndicate
880 Carillon Parkway
St. Petersburg, Florida 33716
Telephone: (800) 248-8863
Email: prospectus@raymondjames.com

Stifel, Nicolaus & Company, Incorporated
Attention: Syndicate Department
1201 Wills Street, Suite 600
Baltimore, Maryland 21231
Telephone: (855) 300-7136
Email: syndprospectus@stifel.com

Capital One Securities, Inc.
Attention: ECM Syndicate Operations
201 St. Charles Avenue, Suite 1830
New Orleans, Louisiana 70170
Telephone: 800-666-9174
Email: cos-operations@capitalone.com

Mizuho Securities USA LLC 1271 Avenue of the Americas 3rd Fl., New York, New York 10020 Attn: Equity Capital Markets
Email: US-ECM@mizuhogroup.com

TCBI Securities, Inc., doing business as Texas Capital Securities
Attention: Prospectus Department
2000 McKinney Avenue, 7th Floor
Dallas, Texas 75201
Telephone: (866) 355-6329
Email: prospectus@texascapital.com

You may also obtain these documents for free when they are available by visiting EDGAR on the SEC website at www.sec.gov.

Important Information
This press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

About TXO Partners, L.P.
TXO Partners, L.P. is a master limited partnership focused on the acquisition, development, optimization and exploitation of conventional oil, natural gas, and natural gas liquid reserves in North America. TXO’s current acreage positions are concentrated in the Permian Basin of West Texas and New Mexico, the San Juan Basin of New Mexico and Colorado, and the Williston Basin of Montana and North Dakota.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the words such as “possible,” “if,” “will” and “expect” and contain statements regarding the size, timing or results of the offering and the proposed Acquisition. These forward-looking statements represent TXO’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved, and they are subject to risks, uncertainties and other factors, many of which are outside of TXO’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, TXO does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for TXO to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements discussed in "Risk Factors" in our prospectus supplement, the Registration Statements on Form S-3, our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Reports on Forms 10-Q filed with the U.S. Securities and Exchange Commission and our other filings with the SEC. These risks include, but are not limited to, our ability to consummate the proposed Acquisition on the terms currently contemplated, and satisfaction of customary closing conditions related to the proposed Acquisition. The risk factors and other factors noted above could cause its actual results to differ materially from those contained in any forward-looking statement. You are cautioned not to place undue reliance on these forward-looking statements.